UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 9, 2006

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On August 9, 2006, WD-40 Company (the “Company”) entered into a compensation agreement (the “Agreement”) with Geoffrey J. Holdsworth, Managing Director, Asia/Pacific. Mr. Holdsworth, who is employed by the Company’s Australian subsidiary, WD-40 Company (Australia) Pty. Ltd., currently resides in Sydney, Australia. The Agreement provides for Mr. Holdsworth’s international assignment to Shanghai, China.

Pursuant to the terms of the Agreement, Mr. Holdsworth will be assigned to work from the Company’s Shanghai, China office effective immediately for a period of three (3) years, continuing to serve the Company as Managing Director, Asia/Pacific. Mr. Holdsworth’s assignment to China is subject to termination by either party upon 3 months’ notice and may be extended upon mutual agreement between Mr. Holdsworth and the Company.

The Agreement provides for an annual aggregate salary of A$257,103 (US $196,350 based on a current U.S./Australian dollar exchange ratio of 0.7637). Mr. Holdsworth’s annual salary is inclusive of COLA of A$40,000 and Hardship allowance of A$32,000. Mr. Holdsworth’s salary will be reviewed annually to reflect movements in job salaries and living costs in China. In addition, Mr. Holdsworth may be eligible for bonus compensation pursuant to the Company’s established compensation program for executive officers in an amount up to 60 percent of his total annual aggregate salary.

The Agreement also provides for the payment by the Company of certain benefits and reasonable living expenses for Mr. Holdsworth while on assignment. Retirement benefits include a superannuation payment of 15% of salary and bonus and continued membership in the Australia AMP retirement investment fund. Other benefits include a housing and utilities allowance, payment for domestic assistance, a Company provided car and driver for use by Mr. Holdsworth and his family, health coverage for Mr. Holdsworth and his family, relocation and domestic storage expenses, emergency evacuation for Mr. Holdsworth or his family due to medical or other emergency, a home leave travel allowance, repatriation expenses and an allowance for the education of Mr. Holdsworth’s children while living in Shanghai.

The Agreement provides for tax equalization to provide that Mr. Holdsworth’s income tax liabilities will not be more or less than they would have been if he were to have remained in Australia.

Mr. Holdsworth continues to hold office at the pleasure of the Company’s Board of Directors. As reported in the Company’s report on Form 8-K filed February 16, 2006, Mr. Holdsworth and the Company entered into a Change of Control Severance Agreement on February 14, 2006. The Change of Control Severance Agreement remains in effect.

The foregoing description is a summary of the material terms of the Agreement, does not purport to be complete, and is qualified in its entirety by reference to the actual Agreement filed as Exhibit 10 to this report on Form 8-K.

ITEM 9.01 Financial	Statements and Exhibits

(d)	Exhibits

Exhibit 10	Compensation agreement between WD-40 Company and Geoffrey J. Holdsworth dated August 9, 2006.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company (Registrant)

Date: August 9, 2006	/s/ MICHAEL J. IRWIN
Michael J. Irwin
Executive Vice President and Chief Financial Officer (Principal Financial Officer)